CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included in Note 19 of the Notes to Consolidated Financial Statements in the Quarterly Report on Form 10-Q of ArvinMeritor, Inc. (“ArvinMeritor”) for the Quarterly Period ended December 31, 2009, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form          Registration No.     Purpose

S-8           333-164333         2010 Long-Term Incentive Plan

S-8          333-141186         2007 Long-Term Incentive Plan

S-3          333-143615          Registration of convertible notes,

                                             guarantees and common stock

S-3          333-134409          Registration of convertible notes,
                                    guarantees and common stock

   S-8          333-107913          ArvinMeritor, Inc. Savings Plan

   S-8          333-123103          ArvinMeritor, Inc. Hourly Employees

                                                Savings Plan

   S-3          333-58760            Registration of debt securities

   S-8          333-49610            1997 Long-Term Incentives Plan

   S-3          333-43118            ArvinMeritor, Inc. 1988 Stock Benefit Plan

S-3          333-43116            ArvinMeritor, Inc. 1998 Stock Benefit Plan

   S-3          333-43112            ArvinMeritor, Inc. Employee Stock

                                                Benefit Plan

   S-8          333-42012            Employee Stock Benefit Plan, 1988 Stock Benefit

                                                Plan and 1998 Employee Stock Benefit Plan

BATES WHITE LLC

By: /s/Charles E. Bates

      Charles E. Bates, Ph.D.
      President and CEO

Date: January 29, 2010